AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT
This Amendment No. 3 to Employment Agreement is entered into on September 30, 2014 by Vistaprint USA, Incorporated (the “Company”) and Ernst Teunissen (the “Employee”). The Company and the Employee previously entered into an Employment Agreement dated July 1, 2011, as amended (the “Agreement”), and now wish to amend the Agreement further to reflect the Employee’s compensation for the Company’s 2015 fiscal year.
The parties agree as follows:
1.Compensation and Benefits.
1.1Salary. The Company shall pay the Employee, in accordance with the Company’s regular payroll practices, an annualized base salary of $157,660 (approximate, based on the 30-day trailing average currency exchange rate in effect at May 13, 2014) for the one-year period commencing on July 1, 2014.
1.2FY 2015 Incentive Compensation. The Employee is entitled to receive the bonuses, incentive awards, and equity compensation awards for the Company’s fiscal year 2015 described on Schedule A.
1.3Withholding. All salary, bonus, and other compensation payable to the Employee is subject to applicable withholding taxes.
2.No Other Modification. Except as specifically modified by this Amendment, the Agreement remains unchanged and in full force and effect.

The parties have executed this Amendment as of the date set forth above.

VISTAPRINT USA, INCORPORATED

By:    /s/Lawrence A. Gold

Title:	Senior Vice President and Secretary

EMPLOYEE

/s/Ernst J. Teunissen
Ernst J. Teunissen

SCHEDULE A

Incentive Compensation Payable by the Company for fiscal year 2015

Annual incentive, pursuant to the terms of the Employee’s award agreement under the Vistaprint Amended and Restated Performance Incentive Plan for Covered Employees, with a target amount of $366,650 (approximate, based on the 30-day trailing average currency exchange rate in effect at May 13, 2014) subject to the satisfaction of the performance criteria set forth in such award agreement.

Restricted share units with value at grant of $700,000, pursuant to the terms of the Employee’s grant agreement under the Vistaprint 2011 Equity Incentive Plan.